Exhibit 99.4

ALIAS SYSTEMS HOLDINGS INC.

2004 STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The 2004 Stock Option Plan (the “Plan”) of Alias Systems Holdings Inc., a Delaware corporation, adopted by the Board of Directors of the Company on November 30, 2004, for certain employees and service providers of the Company, is intended to advance the best interests of the Company by providing certain employees and service providers with additional incentives by allowing them to acquire an ownership interest in the Company and thereby encouraging them to contribute to the success of the Company and to remain in its employ. The availability and offering of stock options under the Plan also increases the Company’s ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

All Options granted under the Plan are intended to qualify for an exemption (the “Exemptions”) from the registration requirements (i) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 701 of the Securities Act and (ii) under applicable state or other securities laws. In the event that any provision of the Plan would cause any Option granted under the Plan to not qualify for any Exemptions, the Plan shall be deemed automatically amended to the extent necessary to cause all Options granted under the Plan to qualify for such Exemptions.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the Compensation Committee of the Board which has been designated by the Board to administer the Plan.

“Common Stock” shall mean the Company’s Class A Common Stock, or in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

“Company” shall mean Alias Systems Holdings Inc., a Delaware corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Alias Systems Holdings Inc. as such term is defined in Section 424(f) of the Code.

“Disability” shall mean, as of the date determined by the President of the Company in good faith (or, if the President is Disabled, as of the date determined by the Board in good faith), the Participant’s inability to perform the essential duties, responsibilities and functions of his or her position with the Company and its Subsidiaries as a result of any mental or physical disability or incapacity even with reasonable accommodations of such disability or incapacity provided by the Company and its Subsidiaries or if providing such accommodations would be unreasonable, all as determined by the President or the Board, as the case may be, in his or its reasonable good faith judgment.

“Fair Market Value” of each share of Common Stock means the fair value of such share determined in good faith by the Board based on such factors as the members thereof, in the exercise of their business judgment, consider relevant.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis (a “5% Owner)”, who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

“Investors” shall mean Accel-KKR Company, LLC, a Delaware limited liability company, and/or any of its subsidiaries or affiliates and Ontario Teachers’ Pension Plan Board, an Ontario corporation, and/or any of its subsidiaries or affiliates.

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any employee or service provider of the Company who has been selected to participate in the Plan by the Committee.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means a public offering and sale of common equity securities of the Company pursuant to an effective registration statement under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Independent Third Party or group of Independent Third Parties acquires (i) equity securities of the Company possessing the voting power under normal circumstances to elect a majority of the Company’s Board, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in either case, whether by merger, consolidation, sale or transfer of the Company’s equity securities, sale or transfer of the Company’s consolidated assets or otherwise); provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute.

“Termination for Reason” shall mean the termination of any Participant’s employment with the Company for one of the following reasons: (i) the commission of a felony, (ii) the commission of any other act or omission involving fraud or attempted fraud with respect to the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iii) any act or omission involving dishonesty, disloyalty, misconduct or moral turpitude injurious to the interest, property, operations, business or reputation of the Company or any of its affiliates or any of their directors, stockholders, partners or members, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries, (v) substantial and repeated failure to perform Participant’s responsibilities and duties to the Company or any of its affiliates or (vi) any breach of this Pan, any Option Agreement or any other agreement between the Participant and the Company or any of its affiliates which is not cured to the Board’s reasonable satisfaction within 10 days after written notice thereof to Participant.

ARTICLE III

Administration

The Plan shall be administered by the Committee; provided that if for any reason the Committee shall not have been appointed by the Board, all authority and duties of the Committee under the Plan shall be vested in and exercised by the Board. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options (as defined in Article IV below) to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Option granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. Except as otherwise expressly set forth in any Option Agreement, the Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other Persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of shares of Common Stock with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 1,100,000 shares; provided that the type and the aggregate number of shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.8 below, and further provided that to the extent any Options expire unexercised, in whole or in part, or are canceled, terminated or forfeited, in whole or in part, in any manner without the issuance of

Common Stock thereunder, or if any Options are exercised and the shares of Common Stock issued thereunder are repurchased by the Company, such shares shall again be available under the Plan. The 1,100,000 shares of Common Stock available under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1 Options. The Committee may grant Options to Participants from time to time in accordance with this Article V. The Committee shall determine the term and conditions of each Option, which term shall not exceed ten years from the date of grant of the Option.

5.2 Exercise Price. The option exercise price per share of Common Stock for all Options shall be fixed by the Board from time to time at not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

5.3 Exercisability. Options shall be exercisable at such time or times as the Committee shall determine, which shall be set forth in an Option Agreement (as defined below).

5.4 Payment of Exercise Price. Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made in cash (including cashier’s or certified check, bank draft or money order) or such other manner as determined by the Committee (if in accordance with policies approved by the Board).

ARTICLE VI

General Provisions

6.1 Conditions and Limitations on Exercise. Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted. Options may also be terminated, accelerated or extended to the extent set forth in any Option Agreement.

6.2 Sale of the Company. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the Options shall become immediately exercisable by any Participants who are employed by the Company at the time of the Sale of the Company.

6.3 Written Agreement. Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”), which shall be signed by the Participant and by the President or a Vice President of the Company or any other officer authorized by the Board for and in the name and on behalf of the Company, and not individually, and shall be subject to the terms and conditions of the Plan and the Option Agreement (including, but not limited to, if so provided in the Option Agreement, (i) the right of the Company and such other Persons as the

Committee shall designate (“Designees”) to repurchase from each Participant, and such Participant’s transferees, all shares of Common Stock issued or issuable to such Participant on the exercise of an Option in the event of such Participant’s termination of employment and (ii) rights of first refusal granted to the Company and Designees, (iii) holdback and other registration right restrictions in the event of a public registration of any equity securities of the Company and (iv) any other terms and conditions which the Committee shall deem necessary and desirable).

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such customary or reasonable certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of an Option that, in the Committee’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state or other regulatory requirements to reduce the period during which any vested Options may be exercised (and not the period during which any unvested Options may become vested and exercisable), the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.5 Nontransferability. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his or her legal guardian or legal representative if such Participant is incapacitated). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii) to the extent that the deceased Participant was entitled thereto at the date of his or her death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.6 Expiration of Options.

(a) Normal Expiration. In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.1 above.

(b) Early Expiration Upon Termination of Employment. Except as otherwise provided in the Option Agreement, any portion of a Participant’s Option that was not vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as of such date. In addition, except as otherwise provided in the Option Agreement, any portion of a Participant’s Option that was vested and exercisable on the date of the termination of such Participant’s employment shall expire and be forfeited as follows: (i) if any Participant dies or becomes subject to a permanent Disability, such Participant’s Option shall expire 180 days after the date of termination of employment due to his or her death or permanent Disability, but in no event after the Expiration Date, (ii) if any Participant’s employment is terminated other than for Termination for Reason or employment with the Company is terminated by any Participant or Employee ceases to be employed for any reason not otherwise covered by clause (i) above or clause (iii) below, his or her Option shall expire 45 days after the date of such termination, but in no event after the Expiration Date, and (iii) if any Participant is terminated for Termination for Reason, such Participant’s Option shall expire 14 days after the date of such termination, but in no event after the Expiration Date.

(c) Sale of the Company. Upon a Sale of the Company, all or any portion of the Options, whether vested or unvested, which have not been exercised prior to or in connection with the Sale of the Company shall be forfeited, unless otherwise determined by the Committee in its sole discretion or unless assumed by the buyer or the Company in connection with such Sale of the Company.

6.7 Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company (or an affiliate of the Company that is the employer of the Participant) with respect to any shares issuable under the Options, and the Company may defer such issuance unless indemnified to its satisfaction. By accepting any Options issued pursuant to the Plan, the Participant acknowledges that neither the Company nor any of its Affiliates is giving any tax advice to the Participant and such Participant is fully responsible for all tax consequences arising out of the grant and issuance of the Option, the exercise thereof, and the ownership of capital stock of the Company issued thereon.

6.8 Adjustments. Without in any way limiting Section 6.6(c) hereof, in the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.9 Rights of Participants. The participation in this Plan and the execution of an Option Agreement by any Participant is voluntary and nothing in this Plan or any Option Agreement shall have any effect, positively or negatively, on the employment or engagement (or continuing employment or engagement) of any Participant (whether as an employee, executive, consultant or otherwise) with the Company or any of its subsidiaries or confer upon any Participant any right to continue his or her present (or any other) rate of compensation, and except as otherwise provided under this Plan or by the Committee in the Option Agreement, in the event of any Participant’s termination of employment for any reason, any portion of such Participant’s Option that was not previously vested and exercisable shall expire and be forfeited as of the date of such termination. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

6.10 Language of Agreement. The parties hereto have expressly agreed that this Plan and related documents be drawn in the English language. Les parties aux présentes ont expressément convenu que le present Plan et tous les documents y afferents soient rédigés en langue anglaise.

6.11 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Options shall be granted hereunder, after the tenth anniversary of the adoption of the Plan.

6.12 Amendment, Modification and Cancellation of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant. With the Participant’s consent, the Committee may cancel any Option and issue a new Option to such Participant.

6.13 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.12 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his or her own behalf.

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